LAW OFFICES OF
                                  LANCE N. KERR
                        8833 SUNSET BOULEVARD, SUITE 200
                        WEST HOLLYWOOD, CALIFORNIA  90069
                               TEL: (310) 289-4947
                               FAX: (310) 289-5240
LANCE  N.  KERR
MARTIN  A.  COOPER


July  15,  2000

THE  VERMONT  WITCH  HAZEL  COMPANY
and  the  Persons  and
Entities  who  become
Personnel  thereof
4415  Ponca  Avenue
Toluca  Lake,  California  91602

Ladies  and  Gentlemen:

     We render herewith our opinion as to certain matters pursuant to your request.

     In rendering our opinion, we have examined and relied upon the following:

     (a) The Certificate of Incorporation dated August 3, 1994 and filed August 3, 1994; and by-laws of the Company dated September 10, 1994.

     (b) The materials contained in the SB-2 Registration of Securities Filing of the Corporation, dated April 28, 2000 (the "Filing") concerning the offering of the Stock;

     (c) The Certificate of the Corporation dated April 27, 2000, attached hereto as Exhibit "A" (the "Corporation Certificate"). The opinions expressed in subparagraphs two and three below, as to factual matters, are given in reliance upon the Corporation's Securities Certificate;

     (d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

     For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the Filing. We do not assume any obligation to advise investors or their representatives beyond the opinions specifically expressed. The terms used in this opinion shall have the meaning ascribed to them in the documents relied upon in rendering our opinion.



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     Based  upon  the  foregoing  assumptions,  our  review  of  the  above documents and our reliance, as to factual matters, upon the representations in the Corporation Certificate, and subject to the qualifications listed herein, we are of the opinion that:

     1. The Company is a duly organized and validly existing corporation under the laws of the State of Vermont, and upon the filing of required state documents with the appropriate authorities, will be fully authorized to transact the business in which it is engaged and in which it proposes to engage if it conducts its business as described in the Filing.

     2. The Stocks, when issued and sold, will be validly and legally issued under the laws of the State of Vermont; provided, however, that no opinion is rendered under this paragraph 2 regarding compliance with federal or state securities or blue sky laws. The Stocks, when issued and sold upon payment of the offering price, will be fully paid and non-assessable and binding on the company in accordance with their terms.

     3. The Stocks, when issued and sold by the Company, will conform in all material respects to all statements concerning them contained in the Filing.

     4. The disclosures contained in the Filing, taken together with the CEO's offer to each subscriber to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, Regulation S-B, rule 405, as amended, assuming the receipt by each purchaser of a copy of the Filing.

     Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Vermont and federal law regardless of the selected choice of law stated in any document discussed in this letter.

     Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of the Company and its officers, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

     The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.


                                                  Very  truly  yours,


                                                  By:________________________
                                                  Lance  N.  Kerr
                                                  Attorney-at-Law
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